Exhibit 99.(b)(5)

National Life Group®

National Life Insurance Company®

Capital Freedom
Individual Deferred Variable Annuity Application

If more space is needed, attach Supplemental Information ICC13-20140(1113)

Section 1 - Owner

Owner's Name *(First, Middle, Last)* **or Employer/Plan Name** | Phone Number | Gender ◯M ◯F

SSN/TIN | DOB *(mm/dd/yyyy)* | U.S. Citizen ◯Y ◯N | Country of Citizenship | Alien Registration #

Home Address *(Street - No PO Boxes, City, State, Zip)* | E-Mail Address

Joint Owner's Name *(First, Middle, Last)* ***(If applicable, for NQ only)*** | Phone Number | Gender ◯M ◯F

SSN/TIN | DOB *(mm/dd/yyyy)* | U.S. Citizen ◯Y ◯N | Country of Citizenship | Alien Registration # | Relation to Owner

Section 2 - Annuitant/Participant *(if different than Owner)*

Annuitant's Name *(First, Middle, Last)* | Phone Number | Gender ◯M ◯F

SSN/TIN | DOB *(mm/dd/yyyy)* | U.S. Citizen ◯Y ◯N | Country of Citizenship | Alien Registration # | Relation to Owner

Home Address *(Street - No PO Boxes, City, State, Zip)* | E-Mail Address

Section 3 - Beneficiary *(For Joint Owners, If an Owner dies the surviving Owner is the sole beneficiary. For qualified policies see the plan documents.)*

Primary Beneficiary's Name *(First, Middle, Last)*	DOB *(mm/dd/yyyy)*	Relation to Owner	SSN/TIN	Share (%)
Primary Beneficiary's Name *(First, Middle, Last)*	DOB *(mm/dd/yyyy)*	Relation to Owner	SSN/TIN	Share (%)
Contingent Beneficiary's Name *(First, Middle, Last)*	DOB *(mm/dd/yyyy)*	Relation to Owner	SSN/TIN	Share (%)
Contingent Beneficiary's Name *(First, Middle, Last)*	DOB *(mm/dd/yyyy)*	Relation to Owner	SSN/TIN	Share (%)

Section 4 - Plan Qualification

4a. ◯IRA ◯Roth IRA ◯SIMPLE IRA ◯SEP ◯Non-Qualified ◯Other *(specify)* ____________

4b. ◯403(b) ◯Roth 403(b) ◯457(b) ◯Roth 457(b) ◯401(k) ◯Roth 401(k) ◯Other *(specify)* ____________

Employer/District: ____________ School/Campus Name: ____________

Section 5 - Purchase Payment

5a. Initial Purchase Payment: Transfer/Exchange/Direct Rollover $ ____________ (Approx) Check $ ____________

5b. Salary Reduction/Deduction or PAC *(Section 5c is required for PAC)*

Periodic Purchase Payment Amount: $ ____________ Start Date ____________

Frequency?: ◯Bi-Weekly ◯Monthly ◯Quarterly ◯Semi-Annually ◯Other ____________

Salary Reduction Only: Please indicate any skip months below if any are scheduled within the next 12 months:

◯Jan ◯Feb ◯Mar ◯Apr ◯May ◯Jun ◯Jul ◯Aug ◯Sep ◯Oct ◯Nov ◯Dec

5c. Bank Information

Bank Name ____________

Bank Acct. # ____________ Routing # ____________ ◯Checking ◯Savings

ICC14-20227(0114)
National Life Group® is a trade name of National Life Insurance Company, Montpelier, VT and its affiliates.
P: 800-732-8939 | F: 214-638-9162 | Imaging@NationalLifeGroup.com | www.NationalLifeGroup.com
One National Life Drive, Montpelier, VT 05604-5555
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Cat. No. 101987

Section 6 - Capital Freedom Rider *(may not be available in all states)*

Rider charges, investment restrictions, and other limitations will apply if you select the Capital Freedom Rider. See the prospectus for full details.

Do you select the Capital Freedom Rider? ◯ Yes ◯ No

If the Annuitant is 55 or older, the Capital Freedom Rider will activate automatically.

If the Annuitant is younger than 55, the Capital Freedom Rider will activate when the Annuitant is age 55, unless you choose to activate the rider earlier. You may activate the rider once the Annuitant is at least age 50. To activate the rider early, choose one of the following:

◯ Activate immediately *(this option is available only if the Annuitant is 50 or older)*

◯ Activate when the Annuitant is age: ◯ 50 ◯ 51 ◯ 52 ◯ 53 ◯ 54

Section 7 - Document Delivery

With respect to the required delivery of prospectuses and periodic fund reports, choose one of the following.

◯ I wish to receive these documents over the internet by registering for the E-documents electronic delivery program. (Documents will be delivered in paper format until you have completed the online registration.)

◯ I wish to receive these documents in paper format

Section 8 - Telephone Transaction Agreement

Unless waived below, I appoint the Company as my agent to act upon telephoned instructions reasonably believed to be authorized by me. I hereby ratify any telephoned instructions so given and consent to the tape recording of these instructions. So long as the Company employs reasonable procedures to confirm that the instructions are genuine, I agree that I will not hold the Company liable for any unauthorized telephoned instructions. This will allow me and my representative named below to transfer funds among subaccounts, change the fund allocation percentages, and add, cancel or change the Portfolio Rebalancing or Dollar Cost Averaging features.

Representative(s) ______________________________

◯ I do not authorize the Company to accept telephone instructions

Section 9 - Replacement

Do you have an existing life insurance or annuity policy with us or any other company? ◯ Yes ◯ No
(If answered "Yes" in a NAIC state, a completed and signed NAIC Form A (8027) is required.)

Will the proposed contract replace or change any existing annuity contract or life insurance policy? ◯ Yes ◯ No
(If answered "Yes", list the insurance company name(s) and policy or contract number(s) below. A state specific replacement form may also be required.)

Company Name ______________________________ Contract/Policy No. ____________________

Company Name ______________________________ Contract/Policy No. ____________________

Regardless of the answers to the above questions, please refer to "2630-Required States Forms" to determine the additional form(s) that may be required.

Section 10 - For Home Office Endorsement Only

ICC14-20227(0114) Page 2 of 4

Section 11 - Purchase Payment Allocation *(must use whole percentages that combine to total 100%)*

Target Volatility Subaccounts *(must total to at least 50% with the Capital Freedom Rider, see Section 6)*

_____ % DWS Risk Pilot VIP
_____ % DWS Risk Pilot Domestic VIP

Investment Subaccounts *(total may not exceed 50% with the Capital Freedom Rider, see Section 6)*

Equity - Large Cap Value
_____ % Franklin Templeton VIP Founding Funds Allocation
_____ % Franklin Income Securities
_____ % Franklin Mutual Global Discovery
_____ % Blackrock Equity Dividend
_____ % MFS Value
_____ % MFS Utilities

Equity - Medium Cap Value
_____ % DWS Small Mid Cap Value VIP
_____ % MFS Mid Cap Value

Equity - Large Cap Blend
_____ % Franklin Rising Dividends
_____ % Blackrock Global Allocation
_____ % Blackrock S&P 500 Index
_____ % Goldman Sachs Equity Index
_____ % DWS Equity Index VIP
_____ % Sentinel VP Common Stock
_____ % American Funds Global Growth & Income

Equity - Medium Cap Blend
_____ % Goldman Sachs VIT Mid Cap

Equity - Small Cap Blend
_____ % Goldman Sachs VIT Structured Small Cap Equity
_____ % DWS Small Cap Index

Equity - Large Cap Growth
_____ % T. Rowe Price Blue Chip Growth Portfolio II
_____ % T. Rowe Price New America Growth
_____ % T. Rowe Price Personal Strategy Balanced
_____ % Templeton Developing Markets
_____ % MFS Core Equity
_____ % MFS Global Equity
_____ % American Funds Asset Allocation
_____ % American Funds New World

Equity - Medium Cap Growth
_____ % T. Rowe Price Health Sciences Portfolio II
_____ % Goldman Sachs VIT Growth Opportunities

Equity - Small Cap Growth
_____ % Sentinel VP Small Company
_____ % MFS New Discovery
_____ % American Funds Global Small Cap

Fixed Income - High Quality, Short
_____ % Blackrock Money Market
_____ % DWS Money Market VIP
_____ % Goldman Sachs VIT Money Market
_____ % Goldman Sachs VIT High Quality Income
_____ % Pimco Short Term Admin

Fixed Income - Medium Quality, Short
_____ % Templeton Global Bond
_____ % Blackrock High Yield
_____ % Pimco Low Duration

Fixed Income - Low Quality, Short
_____ % Franklin Strategic Income
_____ % American Funds High-Income Bond

Fixed Income - High Quality, Intermediate
_____ % Blackrock US Govt Bond
_____ % Goldman Sachs VIT Core Fixed Income
_____ % DWS Gov & Agency Securities

Fixed Income - Medium Quality, Intermediate
_____ % Sentinel VP Bond
_____ % MFS Research Bond
_____ % Pimco Total Return Bond
_____ % American Funds Global Bond

Fixed Income - Low Quality, Intermediate
_____ % Franklin High Income
_____ % Blackrock Value Opportunities
_____ % DWS Unconstrained Income VIP

Fixed Income - High Quality, Long
_____ % Sentinel VP Balanced
_____ % Pimco Long Term US Govt Admin

Fixed Income - Medium Quality, Long
_____ % Pimco Global Bond (unhedged)

Fixed Income - Low Quality, Long
_____ % Pimco Emerging Markets Admin

Equity - Targeted Volatility
_____ % DWS Risk Pilot VIP
_____ % DWS Risk Pilot Domestic VIP

You may choose Portfolio Rebalancing and/or Dollar Cost Averaging. With the Capital Freedom Rider *(see Section 6)*, Portfolio Rebalancing and Dollar Cost Averaging apply only to the Investment Account allocations.

◯ Portfolio Rebalancing
Frequency: ◯ Annual ◯ Semi-Annual ◯ Quarterly

◯ Dollar Cost Averaging *(monthly transfers)*
Time Period: ◯ 6 months ◯ 12 months

If selected, Dollar Cost Averaging applies to all future Purchase Payments until you instruct us otherwise.

ICC14-20227(0114)

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Section 12 - Notices/Acknowledgments Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of criminal offense and subject to penalties under state law. Acknowledgments: The Annuitant and the Owner, if other than the Annuitant; (1) represents, to the best of their knowledge and belief, that all statements and answers contained herein are full, complete and true as written and are correctly recorded; and, (2) expressly agrees as follows: 1. This application and the answers and agreements contained herein shall be the basis of, a part of the consideration for, and a part of the annuity hereby applied for. 2. The purchase payment is consideration to the Company for the granting of an annuity and upon payment becomes the property of the Company. 3. I authorize my employer, if applicable, to withhold the purchase payments to purchase the annuity for which I have applied. I authorize the Company to accept purchase payments on my behalf. 4. If applicable, I hereby request and authorize the Company to draw upon the Financial Institution listed in Section 5c provided there are sufficient funds in said account. This authorization shall remain in effect until revoked in writing by me, and received by the Company. I agree that the Company shall be fully protected in honoring the information in Section 5c and that if the information is rejected by said Financial Institution, whether with or without cause and whether intentionally or inadvertently, the Company will be under no liability whatsoever even though such rejection results in forfeiture of insurance coverage. 5. The annuity will not be effective until purchase payment is received by the Company or its designated Administrator and all the application requirements are received and deemed in good order. 6. The Company is authorized to amend this application by appropriate notation in Section 10 “For Home Office Endorsement Only” to correct errors or omissions. The acceptance of any annuity issued from this application is acceptance and ratification of the beneficiary designation, if any, in such annuity and of any amendments contemplated above except that no change shall be made in the plan of annuity or benefits without the written acceptance of the Owner. 7. If applicable, the undersigned Annuitant hereby adopts, subscribes and agrees to the terms of his/her Employer’s plan, as now in effect or hereafter modified, and further agrees to be bound by all actions taken by the representatives thereof pursuant to and in accordance with said plan. I have received a copy of all sales material including electronically presented material and understand that the results shown, other than the guaranteed minimum values, are not guarantees, promises or warranties. I have received a copy of the Privacy Notice. I understand that the contract values that are based upon the investment experience of a separate account are variable, are not guaranteed as to a fixed dollar amount and, will decrease or increase with investment experience. I acknowledge receipt of the Capital Freedom Variable Annuity Prospectus. Section 13 - Agent Section I certify that only sales material approved by the Company was used and that originals or copies of all sales material used were left with the applicant. I have not made statements that differ from this material nor have I made any promises about the expected future values of this policy. Is a replacement involved in this transaction? Yes No Section 14 - Commission (Please Note: If an Option is not selected, standard commissions will apply.) Option A (standard) Option B Option C Other (specify) ICC14-20227(0114) Page 4 of 4